UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to § 240.14a-12

TARONIS TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule: 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

TARONIS TECHNOLOGIES, INC.

PROXY STATEMENT

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

(727) 934-3448

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 20, 2019

To Our Stockholders:

Notice is hereby given that the previously adjourned 2018 annual meeting of the stockholders (the “Annual Meeting”) of Taronis Technologies, Inc., a Delaware corporation (“Company”), will be held on August 20, 2019 at 10 a.m. local time at the JW Marriott Phoenix Desert Ridge Resort & Spa at 5350 East Marriott Drive, Phoenix, Arizona 85054 for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.	To elect the nominees named in the Proxy Statement to the Board of Directors (the “Board”);

2.	To approve an amendment to the Company’s Charter to effect a reverse stock split of the outstanding shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), at a ratio in the range from 1-for-2 to 1-for-100, with such ratio to be determined by the sole discretion of the Board. The reverse stock split is expected to occur on August 22, 2019.

3.	To ratify the appointment of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm; and

4.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof

The Annual Meeting will not include a presentation by management.

The close of business on July 18, 2019 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on July 18, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend in person, please complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope provided for that purpose. Returning your Proxy Card will ensure your representation and help to ensure the presence of a quorum at the Annual Meeting. Your proxy is revocable, as set forth in the accompanying Proxy Statement. Therefore, you may attend the Annual Meeting and vote your shares in person even if you send in your Proxy Card.

By Order of the Board of Directors,

Scott Mahoney
Chief Executive Officer & President

July [   ], 2019

Phoenix, Arizona

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT JULY [  ], 2019. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

●	COMPLETE AND RETURN A WRITTEN PROXY CARD TO THE NAME AND ADDRESS ON THE PROXY CARD

●	ATTEND THE COMPANY’S 2018 ANNUAL MEETING OF STOCKHOLDERS AND VOTE IN PERSON

●	VOTE VIA THE INTERNET AT WWW.FCRVOTE/TRNX.COM

●	VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT

●	VOTE BY FAXING YOUR PROXY CARD TO THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.FCRVOTE/TRNX.COM OR VOTE BY PHONE BY CALLING OR BY FAXING YOUR PROXY CARD TO THE NUMBERS PRINTED ON THE ACCOMPANYING VOTING DOCUMENT. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 20, 2019. THE PROXY STATEMENT AND OUR 2018 ANNUAL REPORT TO SECURITY HOLDERS ON SECURITIES AND EXCHANGE COMMISSION FORM 10-K ARE AVAILABLE AT WWW.FCRVOTE/TRNX.COM.

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.FCRVOTE/TRNX.COM OR BY CALLING OR FAXING THE PROXY CARD TO THE NUMBERS PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Taronis Technologies, Inc., a Delaware corporation (sometimes referred to in this Proxy Statement as the “Company”, “Taronis”, “we” or “us”), for exercise in voting at the Company’s previously adjourned 2018 Annual Meeting of Stockholders to be held on August 20, 2019 (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are first sending this Proxy Statement, accompanying Proxy Card, and Notice of Annual Meeting of Stockholders to our stockholders on or about July [  ], 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 20, 2019.

The Proxy Statement and our 2018 Annual Report on Form 10-K are available at www.fcrvote/trnx.com or you may request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact on our environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s Annual Meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until such election is terminated by the stockholder.

Our principal executive offices are located at 300 W. Clarendon Avenue, Suite 230, Phoenix, AZ 85013, and our telephone number is (727) 934-3448.

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

Our previously adjourned 2018 Annual Meeting will be held on August 20, 2019 at 10 a.m. local time at the JW Marriott Phoenix Desert Ridge Resort & Spa at 5350 East Marriott Drive, Phoenix, Arizona 85054

Who May Attend the Annual Meeting

Only stockholders who own our Common Stock as of the close of business on July 18, 2019, the record date for the Annual Meeting (the “Record Date”), will be entitled to attend the Annual Meeting. At the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including the media, professional service providers and our employees.

Who May Vote

Each share of our Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to the stockholders at the Annual Meeting. Only stockholders who own Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 80,831,703 shares of our Common Stock issued and outstanding.

How to Vote

If you were a holder of our Common Stock as of the Record Date, you are entitled to vote at the Annual Meeting, and we encourage you to attend and vote in person.

HOWEVER, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN ORDER TO ENSURE THE PRESENCE OF A QUORUM.

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A pre-addressed and postage-paid return envelope is enclosed for your convenience. Alternatively, you may cast your vote via the internet at www.fcrvote/trnx.com or by phone by calling or faxing your proxy card to the numbers printed on the accompanying voting document.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a proxy and bring it to the Annual Meeting in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. If a beneficial owner who holds shares in street name does not provide specific voting instructions to their brokerage firm, bank, broker dealer or other nominee, under the rules of certain securities exchanges, including NASDAQ Marketplace Rules, the brokerage firm, bank, broker dealer or other nominee holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” Proposals 1 and 2 involve matters we believe to be routine. Accordingly, if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposals 1 and 2 and therefore no broker non-votes are expected in connection with Proposals 1 and 2. If you date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

●	Proposal No. 1. “FOR” the nominees named in this Proxy Statement to the Board of Directors (the “Board”);

●	Proposal No. 2. “FOR” approval of an amendment to the Company’s Charter to effect a reverse stock split of the outstanding shares of the Company’s Common Stock at a ratio in the range from 1-for-2 to 1-for-100, with such ratio to be determined by the sole discretion of the Board. The reverse stock split is expected to occur on August 22, 2019.

●	Proposal No. 3. “FOR” the ratification of the appointment of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

●	Other Business. In the discretion of your proxy holder (one of the individuals named on your proxy card), on any other matter properly presented at the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to our Corporate Secretary at our principal executive office. Your latest dated proxy card is the one that will be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of holders of our Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner properly executes and returns a proxy without voting on a particular proposal because such holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Voting Requirements

Proposal No. 1. The election of the Directors at the Annual Meeting will be by a plurality of the votes cast. This means that the five director nominees receiving the greatest number of votes cast, in person or by proxy, by the holders of our Common Stock in the election of the Directors, will be elected. Stockholders may not cumulate their votes in electing directors. Stockholders entitled to vote at the Annual Meeting may either vote “FOR” the nominees for election as a director or may “WITHHOLD” authority for the nominees. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below in Proposal No. 1. If a stockholder withholds authority to vote with respect to the nominees for director, the shares held by that stockholder will be counted for purposes of establishing a quorum, but will have no effect on the election of the nominees. Broker non-votes will have no effect on the election of the nominee.

Proposal No. 2. Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on Proposal No. 2 regarding approval of an amendment to the Company’s Charter to effect a reverse stock split of the outstanding shares of the Company’s Common Stock at a ratio in the range from 1-for-2 to 1-for-100, with such ratio to be determined by the sole discretion of the Board. The affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve an amendment to the Company’s Charter to effect a reverse stock split. Abstentions will have the same effect as a vote against Proposal No. 2.

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Proposal No. 3. Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” on Proposal No. 3 regarding the ratification of the selection of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Marcum. Abstentions will have the same effect as a vote against Proposal No. 3.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, however, persons named as proxies will vote upon them in their discretion.

Information about the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors and we will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, accompanying Proxy Card and Notice of Annual Meeting of Stockholders, as well as any additional materials that we may furnish to stockholders in connection with the Annual Meeting. Copies of our solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. The solicitation of proxies may be by mail and direct communication with certain stockholders or their representatives by our officers, directors and employees, who will receive no additional compensation therefor.

Annual Report

A copy of our 2018 Annual Report on Form 10-K, as filed with the SEC, is being made available along with this Proxy Statement online at www.fcrvote/trnx.com and is also available on our website www.taronistech.com. Additional copies may be obtained without charge, upon written request directed to the Corporate Secretary, Taronis Technologies, Inc., 300 W. Clarendon Avenue, Suite 230, Phoenix, AZ 85013.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or telephone number:

Taronis Technologies, Inc.

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

Attention: Corporate Secretary

(727) 934-3448

If you would like to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set forth above.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.FCRVOTE/TRNX.COM OR BY CALLING OR FAXING THE PROXY CARD TO THE NUMBERS PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of the Record Date for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

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For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the Record Date. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Record Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (1)
Directors and Executive Officers
Scott Mahoney, Chief Executive Officer, President, Director	504,750	(2)	*

William Staunton, Director	167,005	(3)	*

Robert Dingess, Chairman/Director	169,738	(4)	*

Kevin Pollack, Director	167,064	(5)	*

Tyler Wilson, Executive Vice President, General Counsel, Secretary	251,250	(6)	*

Clinton Rafe Dean, Chief Operating Officer	367,347	(7)	*

Timothy Hauck, Chief Financial Officer	250,000	(8)	*

Jack Armstrong, Executive Vice President of Business Development	250,000	(9)	*

Richard Conz, Executive Vice President of Engineering & Technology Development	250,000	(10)	*

Ermanno Santilli, Former Chief Technology Officer	53,876	(11)	*

Luisa Ingargiola, Former Chief Financial Officer, Former Director	20,671	(12)	*

All directors and officers as a group (11 people)	2,451,780	(13)	3.0%

* Less than 1%.

(1)	Beneficial ownership is determined under the rules and regulations of the SEC, and generally includes voting or dispositive power with respect to such shares. Based on approximately 80,831,703 shares of Common Stock outstanding as of the Record Date. Shares of Common Stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group. Accordingly, the amounts in the table include shares of Common Stock that such person has the right to acquire within 60 days of the Record Date by the exercise of stock options.

(2)	The Company does not have any shares of preferred stock issued or outstanding. As of the Record Date, all classes of the Company’s preferred stock have been retired.

(2)	Consists of 3,750 Common Stock options that are freely exercisable, 1,000 shares of free trading Common Stock and 500,000 shares of restricted Common Stock.

(3)	Consists of 55,666 shares of free trading Common Stock and 111,339 shares of restricted Common Stock.

(4)	Consists of 58,205 shares of free trading Common Stock and 111,533 shares of restricted trading Common Stock.

(5)	Consists of 55,715 shares of free trading Common Stock and 111,349 shares of restricted Common Stock.

(6)	Consists of 1,250 Common Stock options that are freely exercisable and 250,000 shares of restricted Common Stock.

(7)	Consists of 117,347 shares of free trading Common Stock and 250,000 shares of restricted Common Stock.

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(8)	Consists of 250,000 shares of restricted Common Stock.

(9)	Consists of 250,000 shares of restricted Common Stock.

(10)	Consists of 250,000 shares of restricted Common Stock.

(11)	Consists of 3,750 Common Stock options that are freely exercisable and 50,126 shares of restricted Common Stock.

(12)	Consists of 20,671 shares of free trading Common Stock and 79.66 shares of restricted Common Stock.

(13)	Consists of 8,750 Common Stock options that are freely exercisable, 308,604 shares of free trading Common Stock and 2,134,426 shares of restricted Common Stock.

Pursuant to Rule 13d-3(d)(1)(i) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the percentage calculations use different totals of outstanding securities for the purpose of determining ownership. Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports with the SEC regarding ownership and changes in ownership of such equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to us copies of all reports that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms furnished to us with respect to our fiscal year ended December 31, 2018, and on our discussions with directors and executive officers, we believe that, during the fiscal year ended December 31, 2018, all applicable Section 16(a) filing requirements were timely met.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to its directors, officers, including the Chief Executive Officer, Chief Financial Officer and other officers performing similar functions, and employees. This Code of Ethics constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002, as amended, and SEC rules. A copy of the Code of Ethics is available on the Company’s website at http://www.taronistech.com and any stockholder may obtain a copy by making a written request to the Company’s Corporate Secretary, 300 W. Clarendon Avenue, Suite 230, Phoenix, AZ 85013. In the event of any amendments to or waivers of the terms of the Code of Ethics, such matters will be posted promptly to the Company’s website in lieu of disclosure on Form 8-K in accordance with Item 5.05(c) of Form 8-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Code of Ethics requires all of the Company’s directors, officers and employees to give their complete loyalty to the best interests of the Company and to avoid any action that may involve, or that even may appear to involve, a conflict of interest with the Company. The Code of Ethics also requires any of the Company’s directors, officers or employees who become aware of a conflict or potential conflict to bring it to the attention of supervisor, manager or other appropriate personnel or consult the compliance procedures provided in the Code of Ethics. The Board of Directors reviews and approves or ratifies all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than 5% of our Common Stock or (iv) any member of the immediate family of any of the foregoing.

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PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Five directors are to be elected to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The five director candidates receiving the highest number of votes will be elected as directors of the Company. Votes against the directors and votes withheld will have no legal effect. The Board has nominated the current five directors of the Company for re-election to the Board at the Annual Meeting to serve until the Annual Meeting of Shareholders for the year ending December 31, 2019, or until their successors are elected and qualified. The persons nominated by the Board for election as directors, each of whom is currently a director, are listed below. All of the nominees have consented to being named in this Proxy Statement and to serve following their election.

Below is information about each director, including biographical data for at least the past five years and an assessment of the skills and experience of each nominee.

Robert L. Dingess, 72, has served as Chairman of our Board of Directors since April 30, 2013. Mr. Dingess has over 35 years of financial and management experience, including working with several large healthcare organizations, owning and operating his own businesses, and serving as a Senior Manager and Partner of Ernst & Young. Mr. Dingess currently is owner and Chief Executive Officer of Ideal Management Services, Inc., d/b/a Ideal Image Central Florida, a med-spa company with four locations in central Florida. From 1992 to 2002, Mr. Dingess served as the Chief Executive and owner of Dingess & Associates, Inc., a private healthcare consulting and management company, which served healthcare clients in multiple states. From 1986 to 1992, Mr. Dingess was a Senior Manager and Partner in Ernst & Young’s Southeast Region Healthcare Operations Business Office Practice, where he advised over 200 healthcare clients in healthcare financial management. Mr. Dingess holds a Master of Business Administration from Virginia Commonwealth University and a Bachelor of Business Administration from Marshall University.

Mr. Dingess’ experience in owning and operating his own businesses, serving as a Partner at Ernst & Young and in advising companies give him the qualifications and skills to serve as a Director of our Company.

Scott Mahoney, 44, has served as our Chief Executive Officer and a member of our Board of Directors since November 2018. He previously served as our Chief Financial Officer and Secretary since December 2016. Mr. Mahoney has 17 years of financial and distressed situation management experience. Prior to joining Taronis, Mr. Mahoney was the Chief Financial Officer of Phoenix Group Metals, LLC, a leading auto core supply and automobile recycling company based in Phoenix, AZ. In addition, Mr. Mahoney has served in several entrepreneurial roles in the oil industry, raising over $200 million in equity and debt capital for previous projects in the Permian Basin, Eagle Ford, Williston Basin, Rockies and Mid-continent. Mr. Mahoney has managed 13 oil and gas acquisitions, and managed or participated in more than 350 oil and gas wells. Prior to co-founding Vast, Mr. Mahoney was the Chief Financial Officer of American Standard Energy Corp, building that company from a start-up to a $400 million market capitalization in two years.

Prior to American Standard, Mr. Mahoney founded Catalyst Corporate Solutions, a financial consulting firm focused on turnaround management in the heavy industrial, business services and oil and gas industries. Under that firm, Mr. Mahoney served as a strategic advisor to XOG Operating, LLC, a contract operator in 17 states and Geronimo Holding Corporation, a portfolio of oil and gas assets in the Permian Basin, Williston Basin, Eagle Ford, South Texas, among other holdings. Mr. Mahoney also advised a number of southwest-based companies on restructuring, debt and equity financings, acquisitions and the sale of multiple businesses. He has extensive experience in the technology, heavy manufacturing, recycling and transportation and construction industries through both his banking and consulting client base. Prior to forming Catalyst, Mr. Mahoney spent 13 years in corporate and investment banking with JP Morgan, Wells Fargo and Key Bank. Mr. Mahoney is a Chartered Financial Analyst and has an MBA from the Thunderbird School of Global Management and two Bachelor’s degrees from the University of New Hampshire.

Mr. Mahoney’s qualifications to serve on our Board include his financial and management experience.

Ermanno P. Santilli, 49, has served as a member of our Board of Directors since June 21, 2012 and served as our Chief Executive Officer from June 2012 until November 2018. Prior to his current role as Chief Technology Officer, Mr. Santilli was our Executive Vice President of International Relations. Mr. Santilli was employed by Ingersoll Rand Company from March 2008 to April 2009 where he served as Vice President of Climate Control Business, Global Rail and Aftermarket. In this capacity, he oversaw a department that generated over $270 million in sales and $80 million in operating income. He managed sales, business development, product management, and warehousing and dealer development with indirect procurement, manufacturing and engineering. Mr. Santilli also drove development of new business and rail markets in Australia and India.

From March 2006 to February 2008, Mr. Santilli served as Vice-President of Climate Control Aftermarket EMEA, where he led a department that generated total sales of $150 million and operating income of $50 million. He was responsible for business development, product management, warehousing, procurement, engineering and dealer development with indirect sales. From December 2003 to February 2006, Mr. Santilli served as Vice-President of Customer Relations for Climate Control EMEA. He had operational responsibility for customer satisfaction for customers with total sales aggregating over 1 billion dollars. Mr. Santilli had direct responsibility for order management, credit and collections, warranty, business intelligence and dealer development.

Mr. Santilli’s qualifications to serve on our Board include his financial and management experience.

Kevin Pollack, 48, has served as a Director since June 21, 2012. Mr. Pollack served as Chief Financial Officer of Opiant Pharmaceuticals, Inc. (NASDAQ: OPNT), a specialty pharmaceutical company, and as a member of its Board of Directors, from 2012 until 2017, and as an advisor from 2017 until 2018. From 2007 until 2013, Mr. Pollack was a managing director at Paragon Capital LP, a private investment firm focused primarily on U.S.-listed companies. Since 2003, Mr. Pollack has also served as president of Short Hills Capital LLC. Prior to that, Mr. Pollack worked as an investment banker at Banc of America Securities LLC, focusing on mergers and acquisitions and corporate finance. Mr. Pollack started his career at Sidley Austin LLP (formerly Brown & Wood LLP) as a securities attorney. Since 2012, Mr. Pollack has served as a member of the board of directors of PressureBioSciences, Inc. (OTCQB: PBIO). Mr. Pollack graduated magna cum laude from the Wharton School of the University of Pennsylvania and received a dual J.D./M.B.A. from Vanderbilt University, where he graduated with Beta Gamma Sigma honors.

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Mr. Pollack’s qualifications to serve on our Board include his financial, legal, investment and management experience, including his experience with other public companies.

William W. Staunton III, 71, has served as a member of our Board of Directors since April 30, 2013. He is the CEO and Chairman of Okika Technologies, an electronics design services company specializing in custom integrated circuit (IC), firmware, and software solutions. He has been the President of Accel–RF Corporation, a provider of RF Reliability Test Systems for compound semiconductor devices from 2011 until 2013. In 2011, Mr. Staunton founded Kokua Executives, LLC, which provides guidance and interim executive level-leadership to companies. From 2000 to 2011, Mr. Staunton served as the Chief Executive Officer and a Director of Ramtron International Corporation, which designs, develops and markets specialized semiconductor memory, microcontroller, and integrated semiconductor solutions. From March 1999 until December 2000, Mr. Staunton served as Chief Operating Officer of Maxwell Technologies, which designs and manufactures multi-chip modules and board products for commercial satellite applications. Previously, Mr. Staunton was executive vice president of Valor Electronics Inc. from April 1996 until February 1999. Mr. Staunton holds a Bachelor of Science degree in electrical engineering from Utah State University.

Mr. Staunton’s extensive experience in the semi-conductor industry, with specific background in Military and Space Contracting, give him the qualifications and skills to serve as a director of our Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

LEGAL PROCEEDINGS

None of the Company’s directors or officers has been a part of any legal proceeding within the last 10 years that is subject to disclosure under Item 401(f) of Regulation S-K.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership

The business and affairs of the Company are managed under the direction of our Board. We conducted one formal Board meeting in the fiscal year ended December 31, 2018. Each of our directors has attended all meetings either in person or via telephone conference. The Board also conducted monthly telephone calls in which the majority of the independent Board members were present.

Board Oversight of Risk

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding our assessment of risks. The Board focuses on the most significant risks facing the Company and our general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the Board’s tolerance for risk. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

The Audit Committee assists our Board in its general oversight of, among other things, the Company’s policies, guidelines and related practices regarding risk assessment and risk management, including the risk of fraud. As part of this endeavor, the Audit Committee reviews and assesses the Company’s major financial, legal, regulatory, environmental and similar risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee also reviews and assesses the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit department, the effectiveness of the Company’s disclosure controls and procedures and the adequacy and effectiveness of the Company’s risk management policies and related practices.

Director Independence

We make our determination of director independence using the definition of “independence” set forth in Nasdaq Listing Rule 5605(a)(2), which provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

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●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

In accordance with the rules of the SEC and Nasdaq, the Company requires that at least a majority of the directors serving at any time on the Board of Directors be independent, that at least three directors satisfy the financial literacy requirements for service on the Audit Committee and that at least one member of the Audit Committee qualify as an “audit committee financial expert” under those rules. The Board of Directors has determined that Mr. Dingess (chairman of our Audit Committee) is qualified to serve as the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K and that Mr. Dingess, Mr. Staunton and Mr. Pollack meet the financial literacy requirements under applicable SEC and Nasdaq rules. The Board of Directors has also determined that of the five currently serving as directors, three are independent (Robert Dingess, William Staunton III and Kevin Pollack) under applicable SEC and Nasdaq rules.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established four standing committees: audit, compensation, acquisition and corporate governance and nominating. Actions taken by our committees are reported to the full Board. The Board has determined that all members of each of the audit and compensation committees are independent under the current listing standards of Nasdaq. Our corporate governance and nominating committee is comprised of two independent directors.

Audit Committee	Compensation Committee	Acquisition Committee	Corporate Governance and Nominating Committee
Robert Dingess*	William Staunton III*	Kevin Pollack*	Robert Dingess
Kevin Pollack	Kevin Pollack	Scott Mahoney	Kevin Pollack*
William Staunton III		William Staunton III

* Indicates committee chair

Audit Committee

Our Audit Committee, which currently consists of three directors, provides assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal controls and compliance functions of the Company. Our Audit Committee employs an independent registered public accounting firm to audit the financial statements of the Company and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of our internal controls. In discharging its responsibilities, our Audit Committee may rely on the reports, findings and representations of our auditors, legal counsel and responsible officers. Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of Nasdaq. Our Board has also determined that Mr. Dingess qualifies as an “audit committee financial expert.” The Audit Committee met four times in 2018.

Compensation Committee

Our Compensation Committee, which currently consists of two directors, establishes executive compensation policies consistent with our objectives and our stockholders’ interests. Our Compensation Committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our Compensation Committee generally is responsible for:

●	Establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

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●	Overseeing our compensation plans, including the establishment of performance goals under the company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

●	Overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

●	Acting as administrator of any company stock option plans; and

●	Overseeing the outside consultant, if any, engaged by the Compensation Committee.

Our Compensation Committee periodically reviews the compensation paid to our non-employee Directors and the principles upon which their compensation is determined. The compensation committee also periodically reports to the Board on how our non-employee Director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

Outside consulting firms retained by our Compensation Committee and management also will, if requested, provide assistance to the compensation committee in making its compensation-related decisions.

Acquisition Committee

Our Acquisition Committee reviews mergers and acquisitions deemed to be material to provide additional oversight and guidance to Management and the Board. The Acquisition Committee is comprised of not less than three (3) directors. Each Acquisition Committee member is subject to annual reconfirmation and may be removed by the Board at any time. In addition, our Acquisition Committee generally is responsible for:

●	Reviewing acquisition strategies with the Company’s management and investigating acquisition targets on behalf of the Company.

●	Recommending acquisition strategies and candidates to the Company’s Board, as appropriate.

●	Reporting all of its material actions to the Board and keeping the Board apprised of the Company’s proposed material investments and acquisitions.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee, which currently consists of two directors, monitors our corporate governance system, assesses Board membership needs, makes recommendations to the Board regarding potential director candidates for election at the annual meetings of stockholders or in the event of any director vacancy and performs any other functions or duties deemed appropriate by the Board. The corporate governance and nominating committee met once in 2018.

Director candidates must have experience in positions with a high degree of responsibility and leadership experience in the companies or institutions with which they are or have been affiliated. Directors are selected based upon contributions that they can make to the Company. We do not maintain a separate policy regarding the diversity of our Board members. However, consistent with its charter, the Corporate Governance and Nominating Committee, and ultimately the Board, seeks directors (including nominees for director) with diverse personal and professional backgrounds, experience and perspectives that, when combined, provide a diverse portfolio of experience and knowledge that will well serve our governance and strategic needs.

Director Qualifications

It is a policy of the Corporate Governance and Nominating Committee that candidates for director be determined to have unquestionable integrity and the highest ethical character. Candidates must demonstrate the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole and may not have any interests that would, in the view of the Corporate Governance and Nominating Committee, impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director.

Candidates are expected to have an appreciation of the major issues facing public companies of a size and operational scope similar to the Company, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have the willingness and capability to devote the time necessary to participate actively in meetings of the Board of Directors and committee meetings and related activities, the ability to work professionally and effectively with other members of the Board of Directors and Company management, and the ability and intention to remain on the Board of Directors long enough to make an effective contribution. Among candidates who meet the foregoing criteria, the Corporate Governance and Nominating Committee also considers the Company’s current and anticipated needs, including expertise, diversity and balance of inside, outside and independent directors.

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The Corporate Governance and Nominating Committee endeavors to comprise the Board of Directors of members with a broad mix of professional and personal backgrounds. Thus, the Corporate Governance and Nominating Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the Corporate Governance and Nominating Committee takes into account how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee’s overall qualifications, the Corporate Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Corporate Governance and Nominating Committee will also consider the director’s history of attendance at board and committee meetings, the director’s preparation for and participation in such meetings, and the director’s tenure as a member of the Board of Directors.

Corporate Governance and Nominating Committee Process

In selecting candidates for the Board of Directors, the Corporate Governance and Nominating Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. However, the Corporate Governance and Nominating Committee recognizes the significant value of the continuing service of qualified incumbents in promoting stability and continuity, providing the benefit of the familiarity and insight into the Company’s affairs and enhancing the Board of Directors’ ability to work as a collective body. Therefore, it is the policy of the Corporate Governance and Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who the Corporate Governance and Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election. If any member of the Board of Directors does not wish to continue in service or if the Corporate Governance and Nominating Committee or the Board of Directors decides not to re-nominate a member, there is an existing vacancy on the Board of Directors, or the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, elects to expand the size of the Board of Directors, the following process would be followed:

●	The Corporate Governance and Nominating Committee develops a profile for candidates’ skills and experience, based on the criteria described above.

●	The Corporate Governance and Nominating Committee initiates a search, polling members of the Board of Directors and management, and retaining a search firm if the Corporate Governance and Nominating Committee deems this appropriate.

●	The Corporate Governance and Nominating Committee has a policy with respect to stockholders’ suggestions for nominees for directorships. Under this policy, stockholder nominees are given identical consideration as nominees identified by the Corporate Governance and Nominating Committee.

●	The process by which stockholders may submit potential nominees is described below under “Stockholder Recommendation Process.”

●	The Corporate Governance and Nominating Committee then determines the eligibility and suitability of any candidate based on the criteria described above and the Corporate Governance and Nominating Committee’s search profile.

●	The Chairman of the Board of Directors and at least one member of the Corporate Governance and Nominating Committee interview prospective candidate(s) who satisfy the qualifications described above.

●	The Corporate Governance and Nominating Committee offers other members of the Board of Directors the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

●	The Corporate Governance and Nominating Committee seeks endorsement of the final candidate(s) from the full Board of Directors.

●	The final candidate(s) are nominated by the Board of Directors for submission to a stockholder vote or elected to fill a vacancy.

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Stockholder Recommendation Process

The Corporate Governance and Nominating Committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information and relevant qualifications to our Corporate Secretary at our principal executive offices. All written submissions received from our stockholders will be reviewed by the Corporate Governance and Nominating Committee at the next appropriate meeting. The Corporate Governance and Nominating Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board. The Company or the Corporate Governance and Nominating Committee may require a stockholder who proposes a nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility or suitability of the proposed nominee to serve as director of the Company. See the section titled “Stockholder Nominations and Proposals for the 2020 Annual Meeting of Stockholders” later in this Proxy Statement.

Revisions to Nomination Process

The Corporate Governance and Nominating Committee and stockholder recommendation processes have been developed to provide a flexible framework to permit the director nomination process to move forward effectively. The Corporate Governance and Nominating Committee intends to review these processes from time to time in light of the Company’s evolving needs and changing circumstances, as well as changes in legal requirements and stock exchange listing standards. The Corporate Governance and Nominating Committee may revise these processes or adopt new ones based on such periodic reviews.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has adopted a process through which interested stockholders may communicate with the Board of Directors. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to the Corporate Secretary, at the Company’s headquarters at 300 W. Clarendon Avenue, Suite 230, Phoenix, AZ 85013. The envelope containing any such communication should be prominently marked “To the Attention of the Board of Directors” or to a particular committee or director, and the communication should include a representation from the stockholder indicating the stockholder’s address and the number of shares of the Company’s Common Stock beneficially owned by the stockholder. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders. Depending upon the content of a particular communication, as he deems appropriate, our Corporate Secretary will: (i) forward the communication to the director, directors or committee to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where the stockholder communication consists of a request for information about the Company or is a stock-related matter; or (iii) not forward communications such as solicitations, junk mail and obviously frivolous or inappropriate communications. At each meeting of the Board of Directors, the Corporate Secretary will present a summary of all communications, whether or not forwarded, received since the last meeting and will make those communications available to the directors on request.

DIRECTOR COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to our directors during the fiscal year ended December 31, 2018 for all services rendered in all capacities to us and our subsidiaries in fiscal 2018. The table excludes directors who are also executive officers, except to the extent such executive officer’s compensation is not fully reflected under “2018 Summary Compensation Table” below.

Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total

Robert Dingess, Director	2018	$136,250						$136,250

William Staunton, Director	2018	$99,750						$99,750

Kevin Pollack, Director	2018	$115,625						$115,625

Carla Santilli, Former Director	2018	$38,523						$38,523

Joseph Stone, Former Director	2018	$25,625						$25,625

Christopher Huntington, Former Director	2018	$59,000						$59,000

Luisa Ingargiola, Former Director	2018	$39,375						$39,375

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of the Company’s financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s 2018 Annual Report on Form 10-K with the Company’s management and the Company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee met privately with the Company’s independent registered public accounting firm and discussed issues deemed significant by the independent registered public accounting firm, including those required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures and the letter received from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm’s independence. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2018 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Robert Dingess (Chairman)

Kevin Pollack

William Staunton III

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following sets forth information with respect to the compensation awarded or paid to our named executive officers during the fiscal years ended December 31, 2018 and 2017 (collectively, the “named executive officers”) for all services rendered in all capacities to us and our subsidiaries in fiscal 2018 and 2017.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Totals ($)

Scott Mahoney,	2018	$215,000			$16,000	(1)			$52,452	(3)	$283,452
Chief Executive Officer and President	2017	$215,000			$10,000	(2)			$4,000	(3)	$229,000

Ermanno Santilli,	2018	$226,697		$25,000	$19,450	(2)					$271,147
Former Chief Technology Officer	2017	$235,000									$235,000

Timothy Hauck, Chief Financial Officer	2018	$14,167	(4)								$14,167

Jack Armstrong, Executive Vice	2018	$10,417	(4)								$10,417
President of Business Development

Tyler B. Wilson, Executive Vice President and Corporate Secretary	2018	$14,583	(4)								$14,583

Richard Conz,	2018	$15,000	(4)								$15,000
Executive Vice President of Engineering and Technology Development

Clinton Rafe Dean, Chief Operating Officer	2018	$10,000	(4)								$10,000

Luisa Ingargiola, Former CFO	2017	$107,500							$1,900	(3)	$109,400

Narrative to Executive Compensation Table

(1)	In April 2018, the Board authorized the issuance of common stock registered under the Corporation’s Amended and Restated 2014 Equity Incentive Compensation Plan. Scott Mahoney received 1,000 shares of common stock, Ermanno Santilli received 1,250 shares of common stock.

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(2)	In 2017, the Board authorized the issuance of common stock to Scott Mahoney as part of his employment compensation.

(3)	Represents the payout of accrued earned paid-time-off pursuant to the terms of the executive’s employment agreement.

(4)	Represents the amount of Executive’s salary paid on a prorated basis during the fiscal year ending December 31, 2018.

Outstanding Equity Awards at 2018 Fiscal Year-end Table

The following table sets forth information regarding outstanding option awards and stock awards held by each named executive officer at December 31, 2018.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Unvested Shares	Market Value of Unvested Shares (1)	Vesting Date
Scott Mahoney, CEO	3,750	1,250	5,000	$18.74	12/31/2027	-	-	-
Timothy Hauck, CFO	-	-	-	-	-	-	-	-
Ermanno Santilli, Former CTO (former CEO)	3,750	1,250	5,000	$18.74	12/31/2027	-	-	-
Rafe Dean, COO	-	-	-	-	-	-	-	-
Tyler Wilson, EVP, General Counsel, Corporate Secretary	1,250	-	1,250	$17.20	4/2/2028	-	-	-
Jack Armstrong, EVP of Business Development	-	-	-	-	-	-	-	-
Richard Conz, EVP of Engineering and Technology Development	-	-	-	-	-	-	-	-

Additional Narrative Disclosure

(1)	Based on the $4.93 closing price of a share of our common stock as quoted on the Nasdaq Stock Market on December 31, 2018.

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PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK AT A RATIO IN THE RANGE FROM 1-for-2 to 1-for-100

Overview

The Board of Directors has determined that it is advisable and in the best interests of the Company and our stockholders that the Board of Directors be granted the discretionary authority to amend the Company’s Charter to effect a reverse stock split of the outstanding shares of our Common Stock, at any time on or prior to December 31, 2019, at a ratio in the range from 1-for-2 to 1-for-100, with such ratio to be determined by the sole discretion of the Board (the “Reverse Split”). The Reverse Split was approved by the Board, subject to stockholder approval, on July 18, 2019.

Purposes of the Reverse Split

Nasdaq Listing

The Company’s common stock is currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TRNX.” Among other requirements, the listing maintenance standards established by Nasdaq require the common stock to have a minimum closing bid price of at least $1.00 per share. Pursuant to the Nasdaq Marketplace Rules, if the closing bid price of the common stock is not equal to or greater than $1.00 for 30 consecutive business days, Nasdaq will send a deficiency notice to the Company. Thereafter, if the common stock does not close at a minimum bid price of $1.00 or more for 10 consecutive trading days within 180 calendar days of the deficiency notice, Nasdaq may determine to delist the common stock.

On May 7, 2018, we received a notice from Nasdaq indicating that the Common Stock was subject to potential delisting from Nasdaq because for a period of 30 consecutive business days, the bid price of the Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”). The notification had no immediate effect on the listing or trading of the Common Stock on Nasdaq. Nasdaq stated in its letter that in accordance with the Nasdaq listing requirements, the Company has been provided an initial period of 180 calendar days, or until November 5, 2018, to regain compliance. The letter states that the Nasdaq Staff will provide written notification that the Company has achieved compliance with the minimum bid price listing requirement if at any time before November 5, 2018, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of ten consecutive business days. On November 6, 2018, the Company was informed by NASDAQ Listing Qualifications Staff that the Company’s request for an additional 180-day period, or until May 6, 2019, was granted. On May 7, 2019, the Company received notice that it failed to regain compliance with the Bid Price Rule and that its Common Stock will be delisted, unless it is successful in appealing Nasdaq’s determination.

The Company appealed the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, which request stayed the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision for an indeterminable amount of time.

On July 11, 2019, the Company was formally notified by Nasdaq that Panel granted the Company’s request for continued listing on Nasdaq, pursuant to an extension through September 19, 2019, to evidence compliance with the $1.00 per share bid price requirement set forth in Nasdaq Listing Rule 5550(a). In accordance with the terms of the Panel’s decision, the Company’s continued listing is subject to the timely satisfaction of a number of interim milestones; ultimately, the Company must evidence a closing bid price of at least $1.00 per share for 20 consecutive trading days on or before September 19, 2019 to evidence compliance with the terms of the Panel’s decision and to thereafter maintain its Nasdaq listing.

In the event the common stock is no longer eligible for continued listing on Nasdaq, the Company would be forced to seek to be traded on the OTC Bulletin Board or in the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, Nasdaq, and therefore less desirable. Accordingly, the Board of Directors believes delisting of the common stock would likely have a negative impact on the liquidity and market price of the common stock and may increase the spread between the “bid” and “asked” prices quoted by market makers.

The Board of Directors has considered the potential harm to the Company of a delisting from Nasdaq and believes that delisting could, among other things, adversely affect (i) the trading price of the common stock, (ii) the liquidity and marketability of shares of the common stock and (iii) result in certain defaults under existing agreements. This could reduce the ability of holders of the common stock to purchase or sell shares of common stock as quickly and as inexpensively as they have done historically.

Delisting could also adversely affect the Company’s relationships with vendors and customers who may perceive the Company’s business less favorably, which would have a detrimental effect on the Company’s relationships with these entities.

Furthermore, if the common stock was no longer listed on Nasdaq, it may reduce the Company’s access to capital and cause the Company to have less flexibility in responding to the Company’s capital requirements. Certain institutional investors may also be less interested or prohibited from investing in the common stock, which may cause the market price of the common stock to decline.

In addition, the Company would no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and therefore would lose its exemption from state securities regulations. As a result, the Company would need to comply with various state securities laws with respect to issuances of its securities, including equity award grants to employees. As a public company, the Company would not have the benefit of certain exemptions applicable to privately-held entities, which would make granting equity awards to the Company’s employees more difficult.

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Potential Increased Investor Interest

The Board of Directors believes that the Reverse Split will provide a number of benefits to the Company and its existing stockholders, which may lead to an increase in investor interest, including:

1. Reduced Short-Term Risk of Illiquidity. The Board of Directors understands that a higher stock price may increase investor confidence by reducing the short-term risk of illiquidity and lack of marketability of the common stock that may result from the delisting of the common stock from Nasdaq.

2. Decreasing Transaction Costs. Investors may also be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

3. Stock Price Requirements. The Board of Directors understands that some brokerage houses and institutional investors may have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. In addition, analysts at brokerage firms may not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Other Potential Benefits

The Board of Directors believes that a higher stock price would help the Company attract and retain employees and other service providers. It is the view of the Board of Directors that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. Accordingly, if the Reverse Split successfully increases the per share price of the common stock, the Board of Directors believes this increase will enhance the Company’s ability to attract and retain employees and service providers.

Risks Associated with the Reverse Split

The Reverse Split could result in a significant devaluation of the Company’s market capitalization and trading price of the common stock, and we cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Listing Rules.

The Board of Directors expects that a reverse stock split of the outstanding common stock will increase the market price of the common stock. However, the Company cannot be certain whether the Reverse Split would lead to a sustained increase in the trading price or the trading market for the common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of the common stock after the Reverse Split will rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the Reverse Split;

●	the Reverse Split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced stocks;

●	the Reverse Split will result in a per share price that will increase the Company’s ability to attract and retain employees and other service providers;

●	the market price per post-split share will remain in excess of the $1.00 minimum closing bid price as required by the Nasdaq Marketplace Rules or that the Company would otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq; and

●	the Reverse Split will increase the trading market for the common stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of common stock available in the public market.

The market price of the common stock will also be based on the Company’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split and this could have an adverse effect on the price of the common stock. If the market price of the shares of common stock declines subsequent to the effectiveness of the Reverse Split, this will detrimentally impact the Company’s market capitalization and the market value of the Company’s public float.

The Reverse Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

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Because of the Reverse Split ratio, certain stockholders may no longer have any equity interest in the Company.

Assuming the Board authorizes the maximum Reverse Split ratio of 1-for-100, certain stockholders might be fully cashed out in the Reverse Split and thus, after the Reverse Split takes effect, such stockholders would no longer have any equity interest in the Company and therefore would not participate in our future earnings or growth, if any. It will not be possible for cashed out stockholders, if any, to re-acquire an equity interest in the Company unless they purchase an interest from a remaining stockholder or in a future equity financing by the Company.

The Reverse Split may not help generate additional investor interest.

There can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Effective Date

Assuming the Board of Directors exercises its discretion to effect the Reverse Split, the Reverse Split will become effective as of the date and time (the “Effective Date”) that the certificate of amendment to the Charter to effect the foregoing is filed with the Secretary of State of the State of Delaware (or such later date and time as is stated in such certificate) in accordance with the Delaware General Corporation Law (the “DGCL”), without any further action on the part of stockholders and without regard to the date that any stockholder physically surrenders the stockholder’s certificates representing pre-split shares of common stock for certificates representing post-Reverse Split shares. The Board of Directors, in its discretion, may delay or decide against effecting the Reverse Split and the filing of the certificate of amendment to the Charter to effect the Reverse Split without re-soliciting stockholder approval.

Principal Effects of the Reverse Stock Split

After the Effective Date, each stockholder will own a reduced number of shares of the common stock. However, the Company expects that the market price of the common stock immediately after the Reverse Split will increase substantially above the market price of the common stock immediately prior to the Reverse Split. The proposed Reverse Split will be effected simultaneously for all of the outstanding shares of common stock, and the ratio for the Reverse Split will be the same for all of the outstanding shares of common stock. The Reverse Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent that the Reverse Split would result in any of the stockholders owning a fractional share as described below). The Reverse Split will not affect holders of outstanding equity awards under the Equity Incentive Plan (described below) substantially the same. Proportionate voting rights and other rights and preferences of the holders of common stock will not be affected by the proposed Reverse Split (except to the extent that the Reverse Split would result in any stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split (except to the extent that the Reverse Split would result in any stockholders owning only a fractional share as described below).

The par value per share of the common stock would remain unchanged at $0.001 per share after the Reverse Split. In addition, the Reverse Split will not reduce the number of authorized shares of common stock. The Company will continue to have 10,000,000 shares of authorized preferred stock, of which 1,000,000 shares are designated as Series A Preferred Stock and are outstanding.

The proposed Reverse Split will not reduce the number of shares of common stock available for issuance under the Equity Incentive Plan. All shares of common stock subject to outstanding equity awards (including stock options, performance shares and stock appreciation rights) under the Equity Incentive Plan and the number of shares of common stock which have been authorized for issuance under the Equity Incentive Plan but as to which no equity awards have yet been granted or which have been returned to the Equity Incentive Plan upon cancellation or expiration of such equity awards will not be converted on the Effective Date.

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The effects of the proposed amendment to the Charter are illustrated in the below table as of the Record Date, including (1) the approximate percentage reduction in the outstanding number of shares of common stock, (2) the approximate number of shares of common stock that would be (i) authorized, (ii) issued and outstanding, (iii) issued but held by the Company in treasury stock, (iv) reserved for issuance pursuant to outstanding warrants, (v) authorized but reserved for issuance upon exercise of outstanding equity awards pursuant to the Equity Incentive Plan, and (vi) authorized but not issued or outstanding, or reserved for issuance under the Equity Incentive Plan, and (3) the approximate percentage of authorized shares not issued or outstanding, or reserved for issuance under the Equity Incentive Plan:

Assumes the Board has authorized the minimum Reverse Split ratio of 1-for-2:

	Pre-Reverse Split	Post-Reverse Split

Percentage Reduction of Shares Outstanding	-%	50%
Authorized Shares of Common Stock	190,000,000	190,000,000
Shares Outstanding	80,831,703	40,415,852
Issued But Not Outstanding (Held by the Company in Treasury Stock)	2,844,696	1,422,348
Reserved for Issuance Pursuant to Outstanding Warrants	2,336,528	1,168,264
Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards Under the Equity Incentive Plan	11,553	5,777
Authorized but not Issued or Outstanding, or Reserved for Issuance Under the Equity Incentive Plan	386,748	386,748
Percentage of Authorized Shares not Issued or Outstanding, or Reserved for Issuance Under Warrants and the Equity Incentive Plan	57.46%	78.73%

If the proposed Reverse Split is implemented with a ratio of 1-for-2, it may increase the number of stockholders who own “odd lots” of less than 2 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 2 shares of common stock.

Assumes the Board has authorized the maximum Reverse Split ratio of 1-for-100:

	Pre-Reverse Split	Post-Reverse Split (1)

Percentage Reduction of Shares Outstanding	-%	99%
Authorized Shares of Common Stock	190,000,000	190,000,000
Shares Outstanding	80,831,703	808,317
Issued But Not Outstanding (Held by the Company in Treasury Stock)	2,844,696	28,447
Reserved for Issuance Pursuant to Outstanding Warrants	2,336,528	23,365
Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards Under the Equity Incentive Plan	11,553	115
Authorized but not Issued or Outstanding, or Reserved for Issuance Under the Equity Incentive Plan	386,748	386,748
Percentage of Authorized Shares not Issued or Outstanding, or Reserved for Issuance Under Warrants and the Equity Incentive Plan	57.46%	99.99%

(1)	Assumes the Board has authorized the maximum Reverse Split ratio of 1-for-100.

If the proposed Reverse Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

The common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the common stock under the Exchange Act. If the proposed Reverse Split is implemented, the common stock will continue to be reported on Nasdaq under the symbol “TRNX”.

The proposed amendment to the Charter will not change the terms of the common stock. After the Reverse Split, the shares of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares (which is discussed in more detail below). The common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. Following the Reverse Split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, the Company would pay to the registered stockholder, in cash, the value of any fractional share interest arising from the Reverse Split. The cash payment would equal the closing sales price of the common stock as reported on Nasdaq as of the Effective Date multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for the period of time between the Effective Date and the date payment is made for their fractional shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment as described herein. This cash payment merely represents a mechanical rounding off of the fractions in the exchange.

As a result of the Reverse Split, and assuming the Board authorizes the maximum Reverse Split ratio, stockholders who hold less than 100 shares of common stock will no longer be stockholders of the Company on a post-Reverse Split basis. In other words, any holder of 100 or fewer shares of common stock prior to the effectiveness of the Reverse Split would only be entitled to receive cash for the fractional share of common stock such stockholder would hold on a post-Reverse Split basis. The actual number of stockholders that will be eliminated will depend on the actual number of stockholders holding less than 100 shares of common stock on the Effective Date. Reducing the number of post-Reverse Split stockholders, however, is not the purpose of the Reverse Split.

If you do not hold sufficient shares of pre-Reverse Split common stock to receive at least one post-Reverse Split share of common stock and you want to hold common stock after the Reverse Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Split is effected:

●	purchase a sufficient number of shares of common stock so that you would hold at least 100 shares of common stock in your account prior to the implementation of the Reverse Split that would entitle you to receive at least one share of common stock on a post-Reverse Split basis; or

●	if applicable, consolidate your accounts so that you hold at least 100 shares of common stock in one account prior to the Reverse Split that would entitle you to at least one share of common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Split.

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Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split on Convertible Preferred Shares and Warrants

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the following outstanding securities issued by the Company, in accordance with the reverse stock split ratio (all figures are as of the Record Date):

●	11,553 shares of common stock issuable upon the exercise of options;

●	9,722 shares of common stock that are issuable upon the exercise of common stock warrants issued in a private placement in June 2017;

●	1,389 shares of common stock that are issuable upon the exercise of placement agent warrants issued in the June 2017 Private Placement;

●	1,235,417 shares of common stock that are issuable upon the exercise of common stock warrants issued in a warrant offering in July 2018;

●	1,090,000 shares of common stock that are issuable upon the exercise of common stock warrants issued in a private placement in October 2018; and

●	1,380,304 shares of common stock that are issuable upon the conversion of certain Convertible Debentures sold in a private placement in May 2019.

●	2,836,363 shares of common stock that are issuable pursuant to the terms of a share reservation agreement entered into in June 2019.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Reverse Split ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect of the Reverse Split on Equity Awards

The proposed Reverse Split will not reduce the number of shares of common stock available for issuance under the Equity Incentive Plan. All shares of common stock subject to outstanding equity awards (including stock options, performance shares and stock appreciation rights) under the Equity Incentive Plan and the number of shares of common stock which have been authorized for issuance under the Equity Incentive Plan but as to which no equity awards have yet been granted or which have been returned to the Equity Incentive Plan upon cancellation or expiration of such equity awards will not be converted on the Effective Date.

Board Discretion to Implement the Reverse Split

Even if the Reverse Split is approved by stockholders at the previously adjourned 2018 Annual Meeting, the Reverse Split will be effected, if at all, only upon a subsequent determination by the Board of Directors that the Reverse Split is in the best interests of the Company and its stockholders at the time. Such determination will be based upon certain factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions, the likely effect on the market price of the common stock and the ability and desirability of the Company to satisfy the continued listing requirements for Nasdaq and such other considerations as the Board of Directors, in its discretion, determines. If the Board determines to proceed with the Reverse Split, the Board will determine the ratio of such Reverse Split, in the range from 1-for-2 and 1-for-100, in its sole discretion. Notwithstanding approval of the Reverse Split by stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Split, as permitted under Section 242(c) of the DGCL.

Exchange of Stock Certificates

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Split has been effected. The Company’s transfer agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates. If any of your shares are held in certificated form (that is, you do not hold all of your shares electronically in book-entry form), you will receive a letter of transmittal from the Company’s exchange agent as soon as practicable after the Effective Date, which will contain instructions on how to obtain post-split shares. You must complete, execute and submit to the exchange agent the letter of transmittal in accordance with its instructions and surrender your stock certificate(s) formerly representing shares of stock prior to the Reverse Split (or an affidavit of lost stock certificate containing an indemnification of the Company for claims related to such lost stock certificate). Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company. This means that, instead of receiving a new stock certificate, you may receive a direct registration statement that indicates the number of post-split shares you own in book-entry form. At any time after receipt of your direct registration statement, you may request a stock certificate representing your post-split ownership interest. If you are entitled to payment in lieu of any fractional share interest, payment will be made as described above under the heading “Treatment of Fractional Shares.” No direct registration statements, new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has properly completed and executed a letter of transmittal and surrendered such stockholder’s outstanding certificate(s) to the exchange agent. If you hold any or all of your shares electronically in book-entry form, please see the section below under the heading “Effect on Registered Book-Entry Holders.”

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STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

In connection with the Reverse Split, the common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of the post-split common stock.

Effect on Beneficial Owners

Stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split than those that would be put in place by the Company for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

Effect on Registered Book-Entry Holders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

●	If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

●	If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Company’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

Accounting Consequences

The par value per share of the common stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the Effective Date, the par value per share on the Company’s balance sheet attributable to the common stock will be reduced proportionally from its present amount, and the additional paid in capital account shall be credited with the amount by which the par value per share is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding or held by the Company in treasury stock. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Under the DGCL, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we would not independently provide our stockholders with such rights if the Reverse Split is affected.

Certain United States Federal Income Tax Consequences of the Reverse Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. Further, this discussion does not address any state, local or non-U.S. tax consequences of the Reverse Split. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

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All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Split. This discussion does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, partnerships (or entities treated as partnerships for U.S. federal income tax purposes), stockholders who are not U.S. holders (as defined herein), stockholders who hold their shares as “qualified small business stock” or “Section 1244” stock, broker-dealers and tax-exempt entities. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than the cash payments for fractional shares of common stock discussed above, no gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Split shares for post-Reverse Split shares. The aggregate tax basis of the post-Reverse Split shares will be the same as the aggregate tax basis of the pre-Reverse Split shares exchanged in the Reverse Split, reduced by any amount allocable to a fractional share for which cash is received. A stockholder’s holding period in the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares exchanged in the Reverse Split.

In general, the receipt of cash by a U.S. holder instead of a fractional share will result in a taxable gain or loss to such holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder will be determined based upon the difference between the amount of cash received by such holder and the portion of the basis of the pre-Reverse Split shares allocable to such fractional interest. The gain or loss recognized will constitute capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date.

A U.S. holder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Split. U.S. holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (e.g., by submitting a properly completed IRS Form W-9 or applicable IRS Form W-8) may also be subject to backup withholding, at their applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split.

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT

REGISTERED ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

The Board has appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2018. The Company first engaged Marcum on May 17, 2016 as the Company’s independent registered public accounting firm.

Stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marcum to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Audit Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements and review of financial statements include in the registrants Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $294,653 and $101,000, respectively.

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Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the registrant’s financial statements and not reported under Item 9(e)(1) of Schedule 14A, for professional services rendered were $0 and $0, respectively.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning for professional services rendered were $0 and $0, respectively.

All Other Fees

The aggregate fees billed in each of the last two fiscal years for products and services, provided by the principal accountant, other than the services report in Items 9(e)(1) through 9(e)(3) of Schedule 14A, for services rendered were $0 and $0, respectively.

Audit Committee Approval

Before a principal accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the engagement is approved by the Company’s audit committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF MARCUM LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2018.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR

THE 2019 ANNUAL MEETING OF STOCKHOLDERS

As of the date of this Proxy Statement, we had not received notice of any shareholder proposals for the previously adjourned 2018 Annual Meeting described herein and proposals received 10 days after the date of this Proxy Statement will be considered untimely. If a stockholder wants the Company to include a proposal in the Company’s Proxy Statement for presentation at our 2019 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated by the SEC under the Exchange Act, the proposal must be received by the Company no later than the deadline set forth below. Such proposals should be directed to Taronis Technologies, Inc., 300 W. Clarendon Avenue, Suite 230, Phoenix, AZ 85013, Attention: Corporate Secretary.

Under Rule 14a-8, to be timely, a stockholder’s notice for a proposal must be received at our principal executive offices not less than 120 calendar days before the date of our Proxy Statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2019 annual meeting must be received by us at our principal executive office no later than a reasonable time before we begin to print and send our proxy material. During 2019, we will announce the date of our annual meeting and the date we plan on printing and sending our proxy material and the deadline for the submission of stockholder proposals. Stockholders wishing to submit proposals to be presented directly at our 2019 annual meeting of stockholders instead of by inclusion in next year’s Proxy Statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to the Corporate Secretary, Taronis Technologies, Inc., 300 W. Clarendon Avenue, Suite 230, Phoenix, AZ 85013.

July [ ], 2019	By Order of the Board of Directors

Scott Mahoney
Chief Executive Officer & President

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“FORM OF” PROXY CARD

PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 p.m., Eastern Time, on August 19, 2019.

VOTE BY INTERNET WWW.FCRVOTE.COM/TRNX

Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on August 19, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE 1-866-362-5470

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on August 19, 2019. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: **First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.**

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

CONTROL NUMBER

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

TARONIS TECHNOLOGIES, INC. PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THE NOMINEES LISTED BELOW.

(1) Robert Dingess
(2) William Staunton III
(3) Kevin Pollack
(4) Ermanno Santilli
(5) Scott Mahoney

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

To withhold your vote for any individual nominee(s), mark "For All Except" box and write the number(s) of the nominee(s) you want to withhold your vote for on the line below.

____

4. To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments.

____
Signature (Capacity)

____
Signature (if jointly held)

____
Date

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, AUGUST 19, 2019, TO BE INCLUDED IN THE VOTING RESULTS.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing.

TARONIS TECHNOLOGIES, INC. **PROXY CARD**

ANNUAL MEETING OF STOCKHOLDERS AUGUST 20, 2019, 10:00 A.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scott Mahoney and Tyler Wilson, or either one of them, acting singly, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Taronis Technologies, Inc. held of record by the undersigned on July 18, 2019 at the Annual Meeting of Shareholders to be held on August 20, 2019 or any adjournment thereof.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED, IF NOT OTHERWISE SPECIFIED, <u>FOR</u> THE ELECTION OF ALL NOMINEES, <u>FOR</u> PROPOSAL 2, AND <u>FOR</u> PROPOSAL 3.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.